Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526 and Registration Statement No. 333-70477 on Form S-8 of our reports dated February 24, 2003, appearing and incorporated by reference in this Annual Report on Form 10-K of Fossil, Inc. for the fiscal year ended January 4, 2003.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 4, 2003